Exhibit 10.7

INDEPENDENT DIRECTOR AGREEMENT

This INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) is entered into as of _______________, by and between EUPEC International Group Limited, an exempted company with limited liability under the laws of Cayman Islands (the “Company”), and _________ (the “Director”).

RECITALS

The Company desires to appoint the Director to serve on the Company’s board of directors (the “Board”), which may include membership on one or more committees of the Board, and the Director desires to accept such appointment to serve on the Board.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Director Services. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board and as may be required by the Company’s constituent instruments, including its memorandum and articles of association, and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law. The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors.

2. Term. This Agreement is executed as of the date set forth above but shall become effective upon the effective time of the Director’s appointment to the Board, as specified in the applicable resolutions of the Board. The term of this Agreement shall continue until the Director’s resignation or removal in accordance with the Company’s memorandum and articles of association and applicable law.

3. Director Compensation. The Company agrees to pay the Director an annual retainer of $36,000 (the “Annual Retainer”), payable in arrears in equal monthly installments. In the event the Director ceases to serve on the Board, the Director shall be entitled to the pro rata portion of the Annual Retainer for the number of months the Director has served on the Board in a given year.

4. Equity Compensation. The Director is also entitled to participate in the Company’s long-term compensation program as may be authorized and adopted from time to time by the Board, including any equity incentive plan the Company, subject to the terms and provisions of such plans and the execution of the award agreements between the Company and the Director thereunder.

5. Expense Reimbursement. The Company shall reimburse the Director for all reasonable travel and other out-of-pocket expenses incurred in connection with the services rendered by the Director.

6. No Other Compensation. Except for the compensation provided in this Agreement, the Director shall not be entitled to any other compensation, whether in cash or in kind, for the Director’s services hereunder.

7. Fiduciary Duties. In fulfilling the Director’s responsibilities, the Director shall be charged with a fiduciary duty to the Company. The Director shall be attentive and inform himself/herself of all material facts regarding a decision before taking action. In addition, the Director’s actions shall be motivated solely by the best interests of the Company.

8. Confidentiality. During the term of this Agreement and thereafter, the Director shall maintain in strict confidence all information the Director has obtained or shall obtain from the Company that the Company has designated as confidential or that is by its nature confidential, relating to the Company’s business, operations, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Director, or (ii) is required to be disclosed by law or a valid order by a court or other governmental body (the “Confidential Information”).

9. Nondisclosure and Nonuse Obligations. The Director will use the Confidential Information solely to perform the Director’s services for the benefit of the Company. The Director will treat all Confidential Information of the Company with the same degree of care as the Director treats his/her own confidential information, and the Director will use his/her best efforts to protect the Confidential Information. The Director will not use the Confidential Information for the Director’s own benefit or the benefit of any other person or entity, except as may be specifically permitted in this Agreement or by the Board. The Director will immediately give notice to the Company of any unauthorized use or disclosure by or through him/her, or of which he/she becomes aware, of the Confidential Information. The Director agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.

10. Return of Company Property. All materials furnished to the Director by the Company, whether delivered to the Director by the Company or made by the Director in the performance of any services under this Agreement (“Company Property”), are the sole and exclusive property of the Company. The Director agrees to promptly deliver the original and any copies of Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, the Director agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of Company Property. The Director agrees to certify in writing that the Director has so returned or destroyed all such Company Property.

11. No Conflict of Interest. During the term of this Agreement, the Director shall not be employed by, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with the Company or otherwise undertake any obligation inconsistent with the terms hereof. A business entity shall be deemed to be competitive with the Company for purpose of this Agreement only if and to the extent it engages in the business substantially similar to the Company’s business.

12. Noninterference with Business. During the term of this Agreement and for a period of two (2) years after the termination of this Agreement, the Director agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, the Director agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company to terminate or breach his/her/its employment, contractual or other relationship with the Company.

13. Termination. Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party, or such shorter period as the parties may agree upon.

14. Survival. The rights and obligations contained in Sections 8 through 12 hereof will survive any termination of this Agreement.

15. Assignment. Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

16. No Waiver. The failure of any party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

17. Notices. All notices or other communications required or permitted by this Agreement shall be writing and shall be deemed to have been duly received: (i) if given by facsimile or electronic version, when transmitted and the appropriate telephonic or electronic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (ii) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the mails; and (iii) if given by courier or other means, when received or personally delivered, and, in any such case, addressed to the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission, or to such other addresses as may be specified by any such party to the other party pursuant to notice given by such party in accordance with the provisions of this Section 17.

18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Cayman Islands. The parties hereto agree to submit to the exclusive jurisdiction of the courts of the Cayman Islands in the event of any dispute, claim or matter arising from this Agreement.

19. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by the Director for the Company.

21. Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and the Director. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

EUPEC International Group Limited

By:
Name:
Title:

DIRECTOR:

Address: